Exhibit 99.B(d)(47)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Alliance Capital Management L. P.

Dated July 1, 2003, as amended on March 28, 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

International Equity Fund

World Equity Ex-US Fund

Agreed and Accepted:

SEI Investments Management Corporation		Alliance Capital Management L.P. By: Alliance Capital Management Corporation, its general partner

By:	/s/ Timothy D. Barto	By:	/s/ Louis T. Mangan

Name:	Timothy D. Barto	Name:	Louis T. Mangan

Title:	Vice President	Title:	Assistant Secretary

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Alliance Capital Management L. P.

Dated July 1, 2003, as amended on March 28, 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

International Equity Fund

World Equity Ex-US Fund

Agreed and Accepted:

SEI Investments Management Corporation		Alliance Capital Management L.P. By: Alliance Capital Management Corporation, its general partner

By:	/s/ Timothy D. Barto	By:	/s/ Louis T. Mangan

Name:	Timothy D. Barto	Name:	Louis T. Mangan

Title:	Vice President	Title:	Assistant Secretary